EXHIBIT 99.1

SPRIZA ENHANCES WEBSITE AND FUNCTIONALITY

EL SEGUNDO, Calif., November 18, 2014 /FSCWIRE/ - Spriza, Inc. ("Spriza") (OTCQB:SPRZ), the World’s Leading Social Network for Group Prizes and Incentives, today issued the following corporate update.

Spriza today announced new design enhancements to its web platform. The improvements to the design gives consumers a more intuitive and seamless experience throughout the entire platform. Improved functionality allows for ease of sign up and sharing across multiple social media entry points.  Once logged into Spriza, all the user information will be pre filled into the contest sign-up window making the process of entering and sharing less cumbersome.

We have also developed new integration points with clients, specifically for upcoming campaigns; but it will also benefit current contests hosted on the platform.  New filter functions allow users to sort by their country of origin and date of expiry.

Spriza “Star Incentive Points” have been created to allow users to create value for every action they take from entering, sharing or interacting with any brand message.  For the interim, users are able to accumulate points through their personal account. The Star Points will be redeemable for select products and services with participating brands in the near future.

Sharing and social sharing is an important part of the Spriza platform and we have made strides to not only make this visually appealing but to make it fun and easy to use.

"The focus was to provide a simplified user experience and at the same time provide the brands and advertising agencies more customization to hit their target audience. We will continue to improve and integrate the Spriza platform to meet the needs of the marketplace" stated Ryan Frey – Business Development.

About Spriza, Inc:
Spriza, Inc. is an emerging growth public company and is quoted on the OTCQB under the symbol "SPRZ". Spriza's intellectual property is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online contest marketing solution "SPRIZA™". SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling brands and agencies to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with most Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Windows mobile operating systems.

Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests
Follow SPRIZA on Twitter at https://twitter.com/Sprizacontests

Forward-Looking Statements:
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information visit:
See Corporate Website here: www.spriza.com
Enter one of Spriza’s Contests here: www.spriza.com
Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests
Follow SPRIZA on Twitter at https://twitter.com/sprizacontests

For more information, contact:
Investor Relations:
Martin E. Janis & Company, Inc.
Bev Jedynak
312-943-1123
bjedynak@janispr.com
ir@spriza.com
nfo@spriza.com
SOURCE Spriza, Inc.